Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem to Report First Quarter 2018 Financial Results on Tuesday, April 24, 2018

Investor Conference Call to be held at 10:00 a.m. Eastern Time

MADISON HEIGHTS, MI, April 23, 2018 – InfuSystem Holdings, Inc. (NYSE American: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue first quarter 2018 financial results on Tuesday, April 24, 2018, before the market opens.

The Company will also conduct a conference call for all interested investors on Tuesday, April 24, 2018, at 10:00 a.m. Eastern Time to discuss first quarter 2018 financial results.

To participate in this call, please dial (866) 638-3013 and use the confirmation number 46846309, or listen via a live internet webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call is available by visiting https://ir.infusystem.com/ for the next 90 days.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Georgia and Ontario, Canada. The Company's stock is traded on the NYSE American under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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